Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee
Pursuant to Section 305(b)(2)

CITIBANK, N.A.
(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.
388 Greenwich Street
New York, N.Y.  10013
(212) 519-8998
(Name, address, and telephone number of agent for service)

América Móvil, S.A.B. de C.V.
(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

United Mexican States	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Lago Zurich 245, Plaza Carso / Edificio Telcel, Colonia Ampliación Granada, Delegación Miguel Hidalgo, 11529, Mexico City, Mexico

(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated September 30, 2021 under File No. 333-259910).

Exhibit 2 - A copy of the Certificate of Corporate Existence and Fiduciary Powers (attached).

Exhibit 3 - A copy of the Certificate of Corporate Existence and Fiduciary Powers, incorporated herein by reference to Exhibit 2 of Form T-1.

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated September 30, 2021 under File No. 333-259910).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed as exhibit to the Filing 305B2 dated September 30, 2021 under File No. 333-259910).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2024 - attached)

Exhibit 8 -  Not applicable.

Exhibit 9 -  Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the second day of June 2, 2025.

CITIBANK, N.A.

By	/s/ Eva Waite
Eva Waite
Senior Trust Officer

Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Rodney E. Hood, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Citibank, N.A.," Sioux Falls, South Dakota (Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, April 1, 2025, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2024	2023
Assets
Cash and due from banks (including segregated cash and other deposits)	$22,782	$27,342
Deposits with banks, net of allowance	253,750	233,590
Securities borrowed and purchased under agreements to resell (including $140,855 and $206,059 as of December 31, 2024 and 2023, respectively, at fair value), net of allowance	274,062	345,700
Brokerage receivables, net of allowance	50,841	53,915
Trading account assets (including $193,291 and $197,156 pledged to creditors at December 31, 2024 and 2023, respectively)	442,747	411,756
Investments:
Available-for-sale debt securities (including $5,389 and $11,868 pledged to creditors as of December 31, 2024 and 2023, respectively)	226,876	256,936
Held-to-maturity debt securities, net of allowance (fair value of which is $224,410 and $235,001 as of December 31, 2024 and 2023, respectively) (includes $0 and $71 pledged to creditors as of December 31, 2024 and 2023, respectively)	242,382	254,247
Equity securities (including $578 and $766 as of December 31, 2024 and 2023, respectively, at fair value)	7,399	7,902
Total investments	$476,657	$519,085
Loans:
Consumer (including $281 and $313 as of December 31, 2024 and 2023, respectively, at fair value)	393,102	389,197
Corporate (including $7,759 and $7,281 as of December 31, 2024 and 2023, respectively, at fair value)	301,386	300,165
Loans, net of unearned income	$694,488	$689,362
Allowance for credit losses on loans (ACLL)	(18,574)	(18,145)
Total loans, net	$675,914	$671,217
Goodwill	19,300	20,098
Intangible assets (including MSRs of $760 and $691 as of December 31, 2024 and 2023, respectively)	4,494	4,421
Premises and equipment, net of depreciation and amortization	30,192	28,747
Other assets (including $13,703 and $12,290 as of December 31, 2024 and 2023, respectively, at fair value), net of allowance	102,206	95,963
Total assets	$2,352,945	$2,411,834

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

(Continued)

	December 31,
In millions of dollars, except shares and per share amounts	2024	2023
Liabilities
Deposits (including $3,608 and $2,440 as of December 31, 2024 and 2023, respectively, at fair value)	$1,284,458	$1,308,681
Securities loaned and sold under agreements to repurchase (including $49,154 and $62,485 as of December 31, 2024 and 2023, respectively, at fair value)	254,755	278,107
Brokerage payables (including $5,207 and $4,321 as of December 31, 2024 and 2023, respectively, at fair value)	66,601	63,539
Trading account liabilities	133,846	155,345
Short-term borrowings (including $12,484 and $6,545 as of December 31, 2024 and 2023, respectively, at fair value)	48,505	37,457
Long-term debt (including $112,719 and $116,338 as of December 31, 2024 and 2023, respectively, at fair value)	287,300	286,619
Other liabilities, plus allowances	68,114	75,835
Total liabilities	$2,143,579	$2,205,583
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of December 31, 2024—714,000 and as of December 31, 2023—704,000, at aggregate liquidation value	$17,850	$17,600
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of December 31, 2024—3,099,719,006 and as of December 31, 2023—3,099,691,704	31	31
Additional paid-in capital	109,117	108,955
Retained earnings	206,294	198,905
Treasury stock, at cost: December 31, 2024—1,222,647,540 shares and December 31, 2023—1,196,577,865 shares	(76,842)	(75,238)
Accumulated other comprehensive income (loss) (AOCI)	(47,852)	(44,800)
Total Citigroup stockholders’ equity	$208,598	$205,453
Noncontrolling interests	768	798
Total equity	$209,366	$206,251
Total liabilities and equity	$2,352,945	$2,411,834

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.